UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

ENOCHIAN BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information disclosed in Item 8.01 below is incorporated herein by reference.

Item 8.01. Other Events

On June 22, 2023, Enochian Biosciences Inc. (the “Company”) commenced its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), as previously scheduled, and adjourned the Annual Meeting until Friday July 21, 2023 at 12:00 p.m. Eastern Time, due to a lack of quorum. The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting.

The reconvened Annual Meeting will be held virtually. To register to attend the virtual Annual Meeting, please visit http://www.viewproxy.com/enochianbio/2023/htype.asp before 11:59 PM EST on July 20, 2023. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting.

The Company encourages all stockholders of record on May 10, 2023 who have not yet voted, to do so.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting to be held on July 21, 2023. As discussed in the press release filed as an exhibit to this filing, the Company previously filed a definitive proxy statement with the United States Securities and Exchange Commission on May 15, 2023. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The proxy statement and 2022 Annual Report on Form 10-K are available at http://www.viewproxy.com/enochianbio/2023.

Participants in the Solicitation

The Company and its directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies in respect of the Adjourned Meeting. The Company has also engaged Alliance Advisors, LLC, a proxy solicitation firm, to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of Common Stock.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION
99.1	Press release of Enochian BioSciences Inc., dated June 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By:	/s/ Luisa Puche
Name: Luisa Puche
Title: Chief Financial Officer

Date: June 23, 2023